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                                                                     Exhibit 3.6

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                         LUMINANT WORLDWIDE CORPORATION

                             a Delaware corporation

                  Luminant Worldwide Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                  DOES HEREBY CERTIFY:

                  FIRST: That this corporation was originally incorporated on August 21, 1998, pursuant to the General Corporation Law.

                  SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the written consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation, as amended, be amended and restated in its entirety as follows:

                                    ARTICLE I

                  The name of the corporation is Luminant Worldwide Corporation (the "Corporation").

                                   ARTICLE II

          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which the Corporation may be organized under the General Corporation Law of Delaware.




                                   ARTICLE IV



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                  The total number of shares of all classes of stock that the
Corporation shall have the authority to issue is one hundred ten million (110,000,000), of which ten million (10,000,000) shares shall be designated preferred stock, having a par value of $.01 per share ("Preferred Stock") and one hundred million (100,000,000) shares shall be designated common stock, having a par value of $.01 per share ("Common Stock"); of such Common Stock, five million shares shall be designated Non-Voting Common Stock ("NonVoting Common Stock"). Upon the effective date of this Amended and Restated Certificate of Incorporation, each share of Common Stock, par value $.01 per share, outstanding as of such effective date is hereby split up and converted into _________ shares of Common Stock, par value $.01 per share.

         Except as otherwise provided in respect of any class of stock hereafter classified or reclassified or any series thereof hereafter authorized, and except as otherwise specifically required by law: (1) the exclusive voting power for all purposes shall be vested in the holders of the Common Stock (excluding the Non-Voting Common Stock); (2) the holders of shares of Non-Voting Common Stock shall have no right to vote separately as a class; and (3) each holder of Common Stock (excluding the Non-Voting Common Stock) shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including without limitation the election of one or more directors) properly submitted to a vote of, and acted upon by, the stockholders. Each share of Common Stock (including the Non-Voting Common Stock) shall share ratably in any dividends if or when declared by the Board of Directors of the Corporation and paid by the Corporation. In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each share of Common Stock (including the Non-Voting Common Stock) shall be entitled, after payment or provision for payment of the amount to which any class or series hereafter authorized shall have a preference on such distributions shall be entitled, together with any class or series not having a preference, to share ratably in the remaining net assets of the corporation. Except with respect to voting rights, each share of Common Stock (including the Non-Voting Common Stock) shall have the same relative rights as and be identical in all respects to all other shares of Common Stock.

         Each share of Non-Voting Common Stock will automatically convert into Common Stock on a share for share basis in the event of a transfer or sale of such share of Non-Voting Common Stock by the holder thereof to any entity or person that is not an "affiliate" of the holder. An "affiliate" of, or a person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         Any other class or series of stock of the Corporation shall be subject to all of the rights, privileges, preferences and priorities of such class or series as set forth in the certificate of designations filed to establish such class or series.


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          The Board of Directors is authorized to provide for the issuance from time to time of Common Stock or Preferred Stock, whether now or hereafter authorized, in one or more class or series, or securities convertible into shares of its stock, in one or more class or series, for such consideration as may be determined by the Board of Directors, without further stockholder approval. As provided by law and within the limitations and restrictions set forth in the Company's Certificate of Incorporation, the Board of Directors is empowered to fix or alter the powers, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, liquidation and other preferences, and other special rights of any class or series of Common Stock or Preferred Stock, whether now or hereafter authorized, and the number of shares constituting any such class or series and the designation thereof, and to increase or decrease the number of shares of any class or series subsequent to the issue of shares of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

                                    ARTICLE V

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

         The number of directors of the Corporation shall be fixed from time to time by the Bylaws or by amendment thereof duly adopted by the Board of Directors.

                                   ARTICLE VII

         Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                  ARTICLE VIII

         Except as otherwise provided in the Certificate of Incorporation of the Corporation, any matter required to be voted on by stockholders of the Corporation or any action required or permitted to be taken by the stockholders of the Corporation must be voted on or taken at an annual or special meeting of the stockholders of the Corporation, and may not be effected by any consent in writing of such stockholders, except that such matter or action may be effected by the unanimous written consent all stockholders entitled to vote on such matter or take such action.

                                   ARTICLE IX

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         To the full extent permitted by the General Corporation Law or any other applicable law currently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performances of his or her duties as a director of the Corporation. Any repeal or modification of this Article Ninth will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

                                    ARTICLE X

         Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board or an officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (including heirs, executors, administrators, or estate of such person) will be indemnified by the Corporation to the full extent permitted by the General Corporation Law or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article Tenth will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article Tenth. Any amendment, or repeal of, or adoption of any provision inconsistent with, this Article Tenth will not adversely affect any right or protection existing hereunder immediately prior to such amendment, repeal, or adoption.

                                   ARTICLE XI

         No holder of any of the shares of stock of the Corporation, securities convertible into shares of stock of the Corporation, or options, warrants or other rights to purchase shares of stock of the Corporation, or of any class or series thereof, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or other securities of the Corporation, or any class or series thereof, whether now or hereafter authorized, other than such, if any, as the Board of Directors, in its sole discretion, may authorize, and at such price, upon such terms, and to such holders as the Board of Directors, in its sole discretion, shall fix.

                                   ARTICLE XII

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders



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or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.



                                  ARTICLE XIII

         In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of Article I, Article II, Article III and Article IV of this Amended and Restated Certificate of Incorporation of the Corporation. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of the Certificate of Incorporation not specified in the preceding sentence.

                                     * * * *

         THIRD: The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware.

         FOURTH:   The foregoing Amended and Restated Certificate of
Incorporation has been duly authorized by the stockholders of the Corporation by unanimous written consent.


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         IN WITNESS WHEREOF, the undersigned have signed this Amended and
Restated Certificate this ____ day of ____________ 1999.



                                            -------------------------
                                            Guillermo G. Marmol
                                            Chief Executive Officer


ATTEST:


                                            -------------------------
                                            J. Marshall Coleman
                                            Secretary



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